August 6, 2003


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Centurion Gold Holdings, Inc.
	File Reference No. 000-49810


We were previously the principal accountants for Centurion Gold Holdings, Inc. and under the date of March 25, 2003, we reported on the financial statements of Centurion Gold Holdings, Inc. as of December 31, 2002, for the period from August 9, 2001 (inception) to December 31, 2001, and for the period from August 9, 2001 (inception) to December 31, 2002. On August 6, 2003, we were dismissed as principal accountant. We have read Centurion Gold
Holdings, Inc.'s statements included in Item 4(i)(ii)(iv) and (v) of the Form 8-K dated August 6, 2003 of Centurion Gold Holdings, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements.

We are not in a position to agree or disagree with any other statements made in the Form 8-K dated August 6, 2003.



Very truly yours,
SALBERG & COMPANY, P.A.


/s/ Scott D. Salberg
--------------------------
Scott D. Salberg, CPA, CVA
For the Firm